STOCK OPTION AGREEMENT

This Stock Option Agreement (the "Agreement") is made and entered into this 5th day of October, 2000, by and between Worldwide Wireless Networks, Inc., a Nevada corporation ("Company"), and Charles C. Bream (the "Optionee"). In consideration of the mutual covenants set forth in this Agreement, and as provided for by that certain Officer/Director Employment Contract dated January 1, 2000 by and between the parties hereto and that certain Separation Agreement dated October 5, 2000 by and between the parties hereto, the parties agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 392,500 shares of the Common Stock of the Company (such number being subject to adjustment as provided in Paragraph 5 hereof) on the terms and conditions herein set forth.

2. Exercise Price. The exercise price of the shares of the Common Stock covered by the Option shall be $3.00 per share (such price being subject to adjustment as provided in Paragraph 6 hereof).

3. Exercise of Option. The Option shall be exercisable beginning September 29, 2001 and shall remain exercisable through September 2, 2007. The exercise price of the shares as to which the Option shall be exercised shall be paid in full at the time of exercise in cash or by certified check or by bank draft. Notwithstanding the foregoing requiring payment by cash or check, the Company agrees that, unless otherwise prohibited by law, Optionee shall have the right at any time and from time to time to exercise this Option in full or in part on a cashless basis (i) by receiving from the Company the number of shares of Common Stock otherwise issuable upon such exercise less the number of shares of Common Stock having an aggregate Current Market Price on the date of exercise equal to the exercise price per share multiplied by the number of shares for which the Option is being exercised and/or
       (ii) by delivering to the Company the number of shares of Common Stock having an aggregate Current Market Price on the date of exercise equal to the exercise price multiplied by the number of shares of Common Stock for which the Option is being exercised. The term "Current Market Price" shall mean (A) if the Common Stock is exchange-traded, traded on the NASDAQ National Market System, traded on the NASDAQ SmallCap Market, the weighted average of the closing sale or last sale price per share of the Common Stock over the previous 10 trading days, (B) if the Common Stock is regularly traded in any over-the-counter market other than the NASDAQ National Market System or SmallCap Market, the weighted average of the bid and asked prices per share of the Common Stock, averaged over the previous 10 trading days, and (C) if the Common Stock is not traded as described in clause (A) or (B), the per share fair market value of the Common Stock as determined in good faith by the Company's Board of Directors. Current Market Price as of a given date with respect to clauses (A) and (B) shall be determined as of the close of business on the day prior to the date of determination, or if no trading in the Common Stock takes place on such date, on the next preceding trading day on which there has been such trading. The Optionee shall not have any of the rights of a shareholder with respect to the shares covered by the Option as to any shares of Common Stock not actually issued and delivered to the Optionee.

4. Non-transferability. The Option shall not be transferable other-wise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

5. Option Adjustments. The number of shares of Common Stock which Optionee is entitled to purchase from the Company pursuant to this Option and the exercise price for such shares shall be subject to adjustment from time to time only as follows:

  (a)   Adjustments for Stock Splits and Combinations.  If the
        Company at any time or from time to time after the date hereof effects a subdivision of the outstanding Common Stock, the number of shares of Common Stock which Optionee is entitled to purchase from the Company upon exercise of this Option shall be proportion-ately increased and the exercise price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the date hereof combines the outstanding shares of Common Stock, the number of shares of Common Stock which Optionee is entitled to purchase from the Company shall be proportionately decreased and the exercise price then in effect immediately before the subdivi-sion shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

  (b) Adjustments for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock which Optionee is entitled to purchase from the Company upon exercise of this Option shall be proportionately increased and the exercise price then in effect shall be proportionately decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the number of shares of Common Stock which Optionee is entitled to pur-chase from the Company and the exercise price therefore shall be re-computed accordingly as of the close of business on such record date and thereafter the number of shares of Common Stock then issuable on exercise of this Option and the exercise price therefore shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

  (c) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of this Option is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, recapitalization or otherwise (other than a subdivision or combination of shares or stock dividend or a capital reorganization, merger, consolidation or sale of assets provided elsewhere in this Section 5), then and in any such event Optionee shall have the right thereafter to purchase the kind and amount of stock and other securities and property receivable upon such reclassification, recapitalization or other change, by holders of the number of shares of Common Stock which might have been pur-chased upon exercise of this Option immediately prior to such reclas-sification, recapitalization or change, all subject to further adjust-ment as provided herein.

  (d) Adjustment for Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reor-ganization or any merger of the Company with or into any other cor-poration or corporations or a sale of all or substantially all of the assets of the Company to any other person or any voluntary or involun-tary liquidation, dissolution or winding up of the Company (any such transaction referred to herein as "Reorganization") involving the Common Stock then, as a part of such Reorganization, provision shall be made so that appropriate adjustment shall be made in the applica-tion of the provisions of this Section 5 with respect to the rights of Optionee after such Reorganization to the end that the provisions of this Section 5 (including adjustments of the exercise price then in effect and number of shares of stock purchasable upon exercise of this Option) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

  (e) Notice of Adjustments. Upon any adjustments of the exercise price or the amount or kind of securities or other property issuable upon exercise of this Option, then and in each case the Company shall give written notice of such adjustment to the Optionee, which notice shall state the exercise price resulting from such adjustment and the amount and kind of securities purchasable at such price upon the exercise of this Option, setting forth in reasonable detail the method of calcula-tion and the facts upon which such calculation is based.

  (f) Notice of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital transaction that the Company proposes to effect requiring adjustments pursuant to Sections 5(a), (b), (c) or (d) ("Capital Transaction"), the Company shall mail to Optionee at least twenty (20) days prior to the date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Capital Transaction is expected to become effective, and (3) the time, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Capital Transaction.

6. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Company, at its principal office in the State of California, which presently is located at 770 The City Drive South, Suite 3400, Orange, California 92868. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exer-cised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment for the full exer
       -       cise price of such shares or indicate an election to cashless
       exercise, and the        Company shall deliver a certificate or certif-
       icats representing the shares subject       to such exercise as soon a
       s practicable after the notice shall be received. The certificate or certificates for the shares as to which the Option certificate or cer-tificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

7. General. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be suffcient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the option of counsel for the Company, shall be applicable thereto.

8. Registration Rights. The Company agrees to file and maintain a Registration Statement on Form S-8, as soon as practicable, covering the issuance of shares upon exercise of the Option.

9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any prior written or oral agreements or undertandings between the parties hereto, relating to the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts, when taken together, shall constitute but one and the same agreement.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, or, if maled, 48 hours after deposit with the United States Postal Service for mailing via registered or certified mail, addressed to the Company at its then principal executive offices, or to the Optionee at the address set forth below his signature hereto, or at such other address as such parties may hereafter designate by written notice to the other party.


[Signature page follows]


The Company and Optionee have entered into this Stock Option Agreement as of the date set forth above.

"COMPANY"

WORLDWIDE WIRELESS NETWORKS, INC., a Nevada corporation

By:   /s/ Jack Tortorice
          ----------------
          Jack Tortorice
          Chief Executive Officer


"OPTIONEE"

By:   /s/ Charles C. Bream
          ----------------
          Charles C. Bream


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